UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

OPIANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Additional Information Regarding Opiant Pharmaceuticals’ Annual Meeting of Stockholders to be Held on June 15, 2020
Opiant Pharmaceuticals issued the following press release on May 21, 2020, which relates to its proxy statement dated April 29, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at its annual meeting of stockholders to be held on Monday, June 15, 2020.
This supplement is being filed with the Securities and Exchange Commission and was made available to stockholders on May 21, 2020.

This supplement should be read in conjunction with Opiant Pharmaceuticals’ proxy statement dated April 29, 2020.
OPIANT PHARMACEUTALS TO HOLD VIRTUAL 2020 ANNUAL STOCKHOLDER MEETING

SANTA MONICA, CA, May 21, 2020 – Opiant Pharmaceuticals, Inc. (NASDAQ: OPNT) (the “Company”) announced today that it is changing the format of its 2020 annual meeting of stockholders (the “2020 Annual Meeting”) from an in-person meeting to a virtual one due to public health concerns surrounding the outbreak of the novel coronavirus (COVID-19) and to prioritize the health and well-being of its employees, stockholders and other community members. The original date and time of the 2020 Annual Meeting, as well as the matters to be voted on at the 2020 Annual Meeting, remain unchanged.
Although stockholders will not be able to attend the 2020 Annual Meeting in person, they will be able to join the virtual meeting as set forth below:
Virtual Meeting Date: Monday, June 15, 2020
Virtual Meeting Time: 9:00 p.m. (Pacific Time)
Virtual Meeting Link: Zoom Meeting
https://zoom.us/j/96404059308

Meeting ID: 964 0405 9308

Join by telephone only

877 369 0926 US Toll-free
877 853 5247 US Toll-free
Meeting ID: 964 0405 9308

Find your local number: https://zoom.us/u/aO3gNgQ4J

Stockholders of record at the close of business on April 15, 2020, the record date for the 2020 Annual Meeting, are entitled to participate in the virtual meeting and will need their assigned control number on their proxy card to vote shares electronically. Additionally, these stockholders can submit questions related to the matters to be voted on at the 2020 Annual Meeting during the live webcast of the meeting by using the instructions on the virtual meeting website. The control number can be found on the proxy card, voting instruction form, or other previously received notices. Technical assistance will be available for attendees who experience an issue accessing the virtual meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the 2020 Annual Meeting.

Whether or not stockholders plan to attend the 2020 Annual Meeting, all stockholders are encouraged to vote their shares and submit their proxy in advance of the meeting by one of the methods described in the previously distributed proxy materials for the 2020 Annual Meeting. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote shares in connection with the 2020 Annual Meeting. Stockholders who have already voted their shares do not need to vote them again because of this change in meeting format. Any stockholder who has not voted prior to the day of the 2020 Annual Meeting may do so by following the applicable voting instructions on the virtual meeting website.
A list of stockholders entitled to vote at the 2020 Annual Meeting will be available for examination for a period of ten days before the meeting in person at the Company’s corporate offices in Santa Monica, California, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.
About Opiant Pharmaceuticals:
Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.
For more information visit: www.opiant.com.
# # #

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

OPIANT PHARMACEUTICALS, INC.

To Be Held On:

June 15, 2020 at 9:00 a.m.

233 Wilshire Blvd., Suite 280, Santa Monica, CA 90401

Company Number
Account Number
Control Number
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 06/05/20.
Please visit http://www.astproxyportal.com/ast/21992/, where the following materials are available for view:
 * Notice of Annual Meeting of Stockholders
 * Proxy Statement
 * Form of Electronic Proxy Card
 * Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:	2. Ratification of Independent Registered Public Accounting Firm.
NOMINEES:	3. Advisory Approval of our Executive Compensation
Dr. Gabrielle Silver
Thomas T. Thomas
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES, "FOR" PROPOSALS 2 AND 3.

Please note that you cannot use this notice to vote by mail.